UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 6, 2009

EL PASO CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2009, our Board of Directors approved an amendment to the El Paso Corporation 2005 Omnibus Incentive Compensation Plan (the “Omnibus Plan”), subject to stockholder approval, to (i) increase the number of shares of common stock available for issuance by 12.5 million shares, (ii) decrease the number of “full value” awards (i.e., awards other than stock options and stock appreciation rights) available for grant under the Omnibus Plan by 3.0 million, and (iii) clarify share counting provisions.  The amendment was incorporated into an amendment and restatement of the Omnibus Plan, which was submitted for stockholder approval at our 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”).

On May 6, 2009, at the 2009 Annual Meeting, our stockholders approved the amendment and restatement of the Omnibus Plan.  A description of the amended and restated Omnibus Plan and additional information regarding the plan was included in our Proxy Statement relating to the 2009 Annual Meeting filed with the Securities and Exchange Commission on March 17, 2009.  A copy of the amended and restated Omnibus Plan is included as Exhibit 10.A to this Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

        Effective May 6, 2009, our Board of Directors, upon recommendation of the Governance & Nominating Committee, approved certain amendments to our By-laws.  Apart from non-substantive language and conforming changes and other technical and cross-reference edits, the By-laws were amended in the manner summarized below.

Section 2 of Article II and Section 3 of Article III were amended to clarify that, unless more than 13 calendar months have elapsed since the last annual meeting of stockholders, nominations for election to the Board may be made by stockholders only at annual meetings of stockholders.

Sections 2 and 12 of Article II and Section 3 of Article III were amended to require that a stockholder making a proposal at a meeting of stockholders disclose not only the number of shares it owns, but also all swaps, hedges and other derivative instruments and arrangements entered into by the stockholder proponent, as well as any contract, arrangement or understanding with respect to the proponent's investment in our securities.  Additional disclosure requirements were also added to require full disclosure of a proponent’s voting power.

Section 12 of Article II and Section 3 of Article III were also amended to clarify that the advance notice provisions for stockholder proposals and director nominations are distinct from the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.  The Sections were further revised to clarify that the advance notice requirements set forth therein apply whether a stockholder intends the proposal to be included in the company’s proxy statement or otherwise.

Section 5 of Article III was amended to provide that in the event a director is removed at a special meeting of stockholders called for that purpose, any vacancy in the Board caused by such removal will be filled by a vote of the majority of the directors then in office.

Section 6 of Article III was amended to remove the requirement that the Chairman of the Board not be an officer of the company.  Section 6, as revised, provides that when the Chairman of the Board is a management director, the Board will designate a non-management director as Lead Director.  The duties and powers of the Lead Director are also set forth in this Section.

The foregoing is merely a summary of the material amendments to the By-laws and is qualified in its entirety by the amended By-laws, a copy of which is included as Exhibit 3.B to this Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

3.B	By-laws of El Paso Corporation, as amended May 6, 2009.

10.A	El Paso Corporation 2005 Omnibus Incentive Compensation Plan, as amended and restated effective May 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:
John R. Sult
Senior Vice President and Controller
(Principal Accounting Officer)

Dated:  May 6, 2009

  EXHIBIT INDEX

Exhibit Number	Description

3.B	By-laws of El Paso Corporation, as amended May 6, 2009.

10.A	El Paso Corporation 2005 Omnibus Incentive Compensation Plan, as amended and restated effective May 6, 2009.